As filed with the Securities and Exchange Commission on July 15, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ORAMED PHARMACEUTICALS INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	98-0376008
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1185 Avenue of the Americas, Third Floor

New York, New York 10036

Telephone: (844) 967-2633

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Vcorp Services, LLC

1811 Silverside Road

Wilmington, Delaware 19810

Telephone: (888) 528 2677

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Oded Har-Even, Esq.
Howard E. Berkenblit, Esq.
Sullivan & Worcester LLP
1633 Broadway
New York, NY 10019
Telephone: (212) 660-3000
Facsimile: (212) 660-3001

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement, as determined by market and other conditions.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer:	☐	Accelerated filer:	☐
Non-accelerated filer:	☒	Smaller reporting company:	☒
		Emerging growth company:	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered (1)	Amount To Be Registered (2)	Proposed Maximum Offering Price Per Unit (2)(3)	Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common Stock, $0.012 par value				(2)
Warrants to purchase Common Stock				(2)
Units				(2)
Total			$250,000,000	(3)(4)	$27,275	(5)

(1)	There are being registered under this registration statement such indeterminate number of shares of common stock, number of warrants to purchase shares of common stock and a combination of such securities, separately or as units, as may be sold by the registrant from time to time, which collectively shall have an aggregate initial offering price not to exceed $250,000,000. The securities registered hereunder also include such indeterminate number of shares of common stock as may be issued upon conversion, exercise or exchange of warrants that provide for such conversion into, exercise for or exchange into shares of common stock. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, the shares of common stock being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions. The common stock to be issued pursuant to this registration statement includes the issuance of up to 159,470 shares of common stock issuable pursuant to currently outstanding warrants at an exercise price of $4.80 per share through April 10, 2023, which warrants were issued under the registrant’s registration statement on Form S-3 declared effective on February 10, 2020 (Registration No. 333-236194).

(2)	Not required to be included in accordance with General Instruction II.D. of Form S-3 and Rule 457(o).

(3)	The proposed maximum offering price per unit and the proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder.

(4)	Estimated solely to calculate the registration fee in accordance with Rule 457(o) under the Securities Act.

(5)	Calculated pursuant to Rule 457(o) based on the proposed maximum aggregate offering price.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

EXPLANATORY NOTE

This registration statement contains: (i) a base prospectus which covers the offering, issuance and sales by us of up to $250,000,000 in the aggregate of the securities identified above from time to time in one ore more offerings; and (ii) an equity distribution agreement prospectus covering the offer, issuance and sale by us of up to a maximum aggregate offering price of $100,000,000 of our Common Stock that may be issued and sold from time to time under an equity distribution agreement with Canaccord Genuity LLC, or Canaccord Genuity.

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in a prospectus supplement to the base prospectus. The equity distribution agreement prospectus immediately follows the base prospectus. The $100,000,000 of our Common Stock that may be offered, issued and sold under the equity distribution agreement prospectus is included in the $250,000,000 of securities that may be offered, issued and sold by us under the base prospectus. Upon termination of the equity distribution agreement, any portion of the $100,000,000 included in the equity distribution prospectus that is not sold pursuant to the equity distribution agreement will be available for sale in other offerings pursuant to the base prospectus. If no shares are sold under the equity distribution agreement, the full $100,000,000 of securities may be sold in other offerings pursuant to the base prospectus.

Subject to completion. Dated July 15, 2021.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS

$250,000,000

COMMON STOCK

WARRANTS

UNITS

We may from time to time sell common stock and warrants to purchase common stock, and units of such securities, in one or more offerings for an aggregate initial offering price of $250,000,000. We refer to the common stock, the warrants to purchase common stock and the units collectively as the securities. This prospectus describes the general manner in which our securities may be offered using this prospectus. We may sell these securities to or through underwriters or dealers, directly to purchasers or through agents. We will set forth the names of any underwriters, dealers or agents in an accompanying prospectus supplement. You should carefully read this prospectus and any accompanying supplements before you decide to invest in any of these securities.

Our common stock is traded on the Nasdaq Capital Market, or Nasdaq, and on the Tel Aviv Stock Exchange, or TASE, in each case under the symbol “ORMP.”

Investing in the securities involves risks. See “Risk Factors” beginning on page 3 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is         , 2021.

You should rely only on the information contained in this prospectus, any prospectus supplement and the documents incorporated by reference, or to which we have referred you. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus and any prospectus supplement does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus and any prospectus supplement in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. You should not assume that the information contained in this prospectus, any prospectus supplement or any document incorporated by reference is accurate as of any date other than the date on the front cover of the applicable document.

Neither the delivery of this prospectus nor any distribution of securities pursuant to this prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated by reference into this prospectus or in our affairs since the date of this prospectus. Our business, financial condition, results of operations and prospects may have changed since such date.

As used in this prospectus, the terms “we”, “us” and “our” mean Oramed Pharmaceuticals Inc. and our wholly-owned subsidiaries, unless otherwise indicated.

All dollar amounts refer to U.S. dollars unless otherwise indicated.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we are filing with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $250,000,000. This prospectus describes the securities we may offer and the general manner in which our securities may be offered by this prospectus. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus or any prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement.

OUR COMPANY

This summary highlights information contained in the documents incorporated herein by reference. Before making an investment decision, you should read the entire prospectus, and our other filings with the SEC, including those filings incorporated herein by reference, carefully, including the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements.”

We are a pharmaceutical company currently engaged in the research and development of innovative pharmaceutical solutions, including an oral insulin capsule to be used for the treatment of individuals with diabetes, and the use of orally ingestible capsules or pills for delivery of other polypeptides.

In addition, we are engaged in the research and development of an oral vaccine for COVID-19 through our 63% owned subsidiary, Oravax Medical Inc., or Oravax. We are considering ways in which our shareholders could benefit more directly from Oravax, including potentially issuing some of our shares in Oravax to our shareholders as a dividend, which would make Oravax a publicly held company that may in turn apply for listing on a stock exchange.

Oral insulin: Our proprietary flagship product, an orally ingestible insulin capsule, or ORMD-0801, allows insulin to travel from the gastrointestinal tract via the portal vein to the bloodstream, revolutionizing the manner in which insulin is delivered. It enables the passage in a more physiological manner than current delivery methods of insulin. We initiated our phase 3 trial for ORMD-0801 and expect to complete it by the end of 2022.

Oral Glucagon-Like Peptide-1: Our second pipeline product is an orally ingestible exenatide (GLP-1 analog) capsule, which aids in the balance of blood-sugar levels and decreases appetite. Glucagon-like peptide-1, or GLP-1, is an incretin hormone, which stimulates the secretion of insulin from the pancreas. In addition to our flagship product, the ORMD-0801 insulin capsule, we are using our technology for an orally ingestible GLP-1 capsule (ORMD-0901). In February 2019, we completed a Phase I pharmacokinetic trial to evaluate the safety and pharmacokinetics of ORMD-0901 compared to a placebo in healthy volunteers. We initiated a follow-on trial in type 2 diabetes patients in the U.S. in June 2021 under an Investigational New Drug Application submitted to the U.S. Food and Drug Administration.

Oral Vaccine

In connection with the formation of Oravax, we began the research and development of an oral vaccine for COVID-19. In a pilot study in pigs, within 42 days after a single oral administration, the oral COVID-19 vaccine being developed by Oravax promoted both systemic immunity through Immunoglobulin G (IgG), the most common antibody in blood and bodily fluids that protects against viral infections, and Immunoglobulin A (IgA). Oravax is preparing to begin clinical trials of an oral COVID-19 vaccine in the second half of 2021.

Other products

We are developing a new drug candidate, a weight loss treatment in the form of an oral leptin capsule. During the third quarter of 2020, we finalized a proof of concept single dose study for this candidate to evaluate its pharmacokinetics and pharmacodynamics (glucagon reduction) in 10 type 1 adult diabetic patients. Patients who received leptin on average had a decrease in glucose as compared to the placebo group during the first 30-180 minutes following dosing. At different time periods, the leptin treated patients on average had glucagon values that were either lower than or similar to those in the placebo group. We are currently conducting a second study of 15 type 1 adult diabetic patients who serve as both the active and placebo arms in this study.

Our executive offices are located at 1185 Avenue of the Americas, Third Floor, New York, New York 10036, our telephone number is (844) 967-2633 and our website address is www.oramed.com. The information on our website is not incorporated by reference in this prospectus and should not be considered to be part of this prospectus. Our website address is included in this prospectus as an inactive technical reference only.

RISK FACTORS

An investment in our securities involves significant risks. You should carefully consider the risk factors contained in any prospectus supplement and in our filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended August 31, 2020, as well as all of the information contained in this prospectus, any prospectus supplement and the documents incorporated by reference herein or therein, as well as any amendment or update to our risk factors reflected in subsequent filings with the SEC, before you decide to invest in our securities. Our business, prospects, financial condition and results of operations may be materially and adversely affected as a result of any of such risks. The value of our securities could decline as a result of any of these risks. You could lose all or part of your investment in our securities. Some of our statements in sections entitled “Risk Factors” are forward-looking statements. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, prospects, financial condition and results of operations.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents we incorporate by reference contain forward-looking statements within the meaning of the federal securities laws regarding our business, clinical trials, financial condition, expenditures, results of operations and prospects. Words such as “expects,” “anticipates,” “intends,” “plans,” “planned expenditures,” “believes,” “seeks,” “estimates,” “consider” and similar expressions or variations of such words are intended to identify forward-looking statements, but are not deemed to represent an all-inclusive means of identifying forward-looking statements as denoted in this prospectus, any prospectus supplement and the documents we incorporate by reference. Additionally, statements concerning future matters are forward-looking statements.

Although forward-looking statements in this prospectus, any prospectus supplement and the documents we incorporate by reference reflect the good faith judgment of our management, such statements can only be based on facts and factors known by us as of such date. Consequently, forward-looking statements are inherently subject to risks and uncertainties and actual results and outcomes may differ materially from the results and outcomes discussed in or anticipated by the forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, without limitation, those specifically addressed under the heading “Risk Factors” herein and in the documents we incorporate by reference, as well as those discussed elsewhere in this prospectus and any prospectus supplement. In addition, historic results of scientific research, clinical and preclinical trials do not guarantee that the conclusions of future research or trials would not suggest different results. Also, historic results could be interpreted differently in light of additional research, clinical and preclinical trial results. Moreover, we may not be able to effectuate a transaction for our shareholders to benefit more directly from Oravax. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus, any prospectus supplement or the respective documents incorporated by reference, as applicable. Except as required by law, we undertake no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of such forward-looking statements. Readers are urged to carefully review and consider the various disclosures made throughout the entirety of this prospectus, any prospectus supplement and the documents incorporated by reference, which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operations and prospects.

USE OF PROCEEDS

Unless we otherwise indicate in the applicable prospectus supplement, we currently intend to use the net proceeds from the sale of the securities for research and product development activities, clinical trial activities and for working capital and other general corporate purposes, including repayment of then outstanding indebtedness, if any.

We may set forth additional information on the use of net proceeds from the sale of securities we offer under this prospectus in a prospectus supplement relating to the specific offering. Pending the application of the net proceeds, we intend to invest the net proceeds in bank deposits or investment-grade and interest-bearing securities subject to any investment policies our management may determine from time to time.

THE SECURITIES WE MAY OFFER

The descriptions of the securities contained in this prospectus, together with any applicable prospectus supplement, summarize the material terms and provisions of the various types of securities that we may offer. We will describe in any applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we so indicate in any applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We may also include in any prospectus supplement information, where applicable, about material U.S. federal income tax consequences relating to the securities, and the securities exchange or market, if any, on which the securities will be listed.

We may sell from time to time, in one or more offerings, one or more of the following securities:

●	common stock;

●	warrants to purchase common stock; and

●	units of the securities mentioned above.

The total initial offering price of all securities that we may issue in these offerings will not exceed $250,000,000.

DESCRIPTION OF CAPITAL STOCK

The following summary is a description of the material terms of our share capital. We encourage you to read our Certificate of Incorporation, as amended, and Second Amended and Restated By-laws which have been filed with the SEC, as well as the provisions of the Delaware General Corporation Law.

General

Our authorized capital stock currently consists of 60,000,000 shares of common stock, par value $0.012 per share. As of July 14, 2021, we had outstanding 32,514,145 shares of common stock and no other class or series of capital stock has been established.

Description of Common Stock

Upon our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all net assets available for distribution to security holders after payment to creditors. The common stock is not convertible or redeemable and has no preemptive, subscription or conversion rights. Each outstanding share of common stock is entitled to one vote on all matters submitted to a vote of security holders. There are no cumulative voting rights. The holders of outstanding shares of common stock are entitled to receive dividends out of assets legally available therefore at such times and in such amounts as our Board of Directors, or our Board, may from time to time determine. Holders of common stock will share equally on a per share basis in any dividend declared by our Board. We have not paid any dividends on our common stock and do not anticipate paying any cash dividends on such stock in the foreseeable future. In the event of a merger or consolidation, all holders of common stock will be entitled to receive the same per share consideration.

Meetings of Stockholders

An annual meeting of our stockholders shall be held on the day and at the time as may be set by our Board, at which the stockholders shall elect the board of directors and transact such other business as may properly be brought before the meeting. All annual meetings of stockholders are to be held at our registered office in the State of Delaware or at such other place as may be determined by our Board.

Special meetings of our stockholders may be called for any purpose or purposes, unless otherwise prescribed by statute, by the majority of our Board. Business transacted at any special meeting of stockholders shall be confined to the purpose or purposes stated in the notice for such meeting.

Anti-Takeover Provisions

Delaware Law

Section 203 of the Delaware General Corporation Law generally prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date the stockholder became an interested stockholder, unless:

●	prior to such date, the board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

●	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●	on or subsequent to such date, the business combination is approved by the board of directors and authorized at an annual meeting or special meeting of stockholders and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines a business combination to include:

●	any merger or consolidation involving the corporation and the interested stockholder;

●	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

●	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

●	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

●	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an “interested stockholder” as any entity or person beneficially owning 15% or more of the outstanding voting stock of a corporation, or an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of a corporation at any time within three years prior to the time of determination of interested stockholder status; and any entity or person affiliated with or controlling or controlled by such entity or person.

The provisions of Section 203 may encourage persons interested in acquiring us to negotiate in advance with our Board, since the stockholder approval requirement would be avoided if a majority of the directors then in office approves either the business combination or the transaction which results in any such person becoming an interested stockholder. Such provisions also may have the effect of preventing changes in our management.

Since we have not elected to be exempt from the restrictions imposed under Section 203, we are subject to Section 203 because our shares of common stock are listed on a national securities exchange as of our listing on Nasdaq on February 11, 2013. Unless we adopt an amendment to our Certificate of Incorporation, as amended, by action of our stockholders expressly electing not to be governed by Section 203, we are generally subject to Section 203 of the Delaware General Corporation Law, except that the restrictions contained in Section 203 would not apply if the business combination is with an interested stockholder who became an interested stockholder before the time that we listed on Nasdaq.

Section 214 of the Delaware General Corporation Law provides that stockholders are denied the right to cumulate votes in the election of directors unless our Certificate of Incorporation, as amended, provides otherwise. Our Certificate of Incorporation, as amended, does not provide for cumulative voting.

These Delaware statutory provisions could delay or frustrate the removal of incumbent directors or a change in control of us. They could also discourage, impede, or prevent a merger, tender offer, or proxy contest, even if such event would be favorable to the interests of our stockholders.

Authorized but Unissued Shares

Our authorized but unissued shares of common stock will be available for future issuance without stockholder approval. We may use additional shares of common stock for a variety of purposes, including future offerings to raise additional capital or as compensation to third party service providers. The existence of authorized but unissued shares of common stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Certificate of Incorporation, as amended, and Second Amended and Restated By-law Provisions

Our Certificate of Incorporation, as amended, and Second Amended and Restated By-laws contain provisions that could have the effect of discouraging potential acquisition proposals or making a tender offer or delaying or preventing a change in control, including changes a stockholder might consider favorable. In particular, the Certificate of Incorporation, as amended, and/or Second Amended and Restated By-laws, as applicable, among other things:

●	provide our Board with the exclusive authority to call special meetings of the stockholders;

●	provide our Board with the ability to alter our Second Amended and Restated By-laws without stockholder approval;

●	provide our Board with the exclusive authority to fix the number of directors constituting the whole Board; and

●	provide that vacancies on our Board may be filled by a majority of directors in office, although less than a quorum.

Such provisions may have the effect of discouraging a third-party from acquiring us, even if doing so would be beneficial to our stockholders. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our Board and in its policies, and to discourage some types of transactions that may involve an actual or threatened change in control of us. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal and to discourage some tactics that may be used in proxy fights. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging such proposals because, among other things, negotiation of such proposals could result in an improvement of their terms. However, these provisions could have the effect of discouraging others from making tender offers for our shares of common stock and, as a consequence, they also may inhibit fluctuations in the market price of our shares of common stock that could result from actual or rumored takeover attempts. These provisions also may have the effect of preventing changes in our management.

Transfer Agent and Registrar

The current transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company, 1 State Street, 30th Floor, New York, NY 10004.

Listing

Our common stock is traded on Nasdaq and on TASE, in each case under the symbol “ORMP”.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms we describe below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part.

General

We may issue warrants for the purchase of common stock in one or more series. We may issue warrants independently or together with common stock, and the warrants may be attached to or separate from the common stock.

We will evidence each series of warrants by warrant certificates that we will issue under a separate agreement or by warrant agreements that we will enter into directly with the purchasers of the warrants. If we evidence warrants by warrant certificates, we will enter into a warrant agreement with a warrant agent. We will indicate the name and address of the warrant agent, if any, in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

●	the offering price and aggregate number of warrants offered;

●	the currency for which the warrants may be purchased or exercised;

●	if applicable, the terms of the common stock with which the warrants are issued and the number of warrants issued with such common stock;

●	if applicable, the date on and after which the warrants and the related common stock will be separately transferable;

●	the number of shares of common stock purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

●	the manner in which the warrants may be exercised, which may include by cashless exercise;

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

●	the terms of any rights to redeem or call the warrants;

●	any provisions for changes to or adjustments in the exercise price or number of shares of common stock issuable upon exercise of the warrants;

●	the dates on which the right to exercise the warrants will commence and expire;

●	the manner in which the warrant agreement and warrants may be modified;

●	the material U.S. federal income tax consequences of holding or exercising the warrants;

●	the terms of the common stock issuable upon exercise of the warrants; and

●	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the common stock purchasable upon such exercise, including the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the number of shares of common stock that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5:00 P.M., Eastern U.S. time, on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering to the warrant agent or us the warrant certificate or warrant agreement representing the warrants to be exercised together with specified information, and by paying the required amount to the warrant agent or us in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate or in the warrant agreement and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent or us in connection with such exercise.

Upon receipt of the required payment and the warrant certificate or the warrant agreement, as applicable, properly completed and duly executed at the corporate trust office of the warrant agent, if any, at our offices or at any other office indicated in the applicable prospectus supplement, we will issue and deliver the common stock purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate or warrant agreement are exercised, then we will issue a new warrant certificate or warrant agreement for the remaining amount of warrants.

Enforceability of Rights by Holders of Warrants

If we appoint a warrant agent, any warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

Outstanding Warrants

The shares of common stock registered under the registration statement of which this prospectus is a part include up to 159,470 shares of common stock issuable upon exercise of warrants that were issued under our registration statement on Form S-3 declared effective on February 10, 2020 (Registration No. 333-236194). Such warrants were issued on April 9, 2020, have an exercise price of $4.80 per share and expire on April 10, 2023.

No prospectus supplement will be delivered in connection with the issuance of these shares of common stock pursuant to the exercise of such warrants.

DESCRIPTION OF UNITS

We may issue, in one or more series, units consisting of common stock and warrants for the purchase of common stock. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will file as exhibits to the registration statement of which this prospectus forms a part, or will incorporate by reference from reports that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summary of material terms and provisions of the units is subject to, and qualified in its entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplement related to the particular series of units that we may offer under this prospectus and the complete unit agreement and any supplemental agreements that contain the terms of the units.

Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including:

●	the designation and terms of the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

●	any provisions of the governing unit agreement that differ from those described herein; and

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock” and “Description of Warrants,” will apply to each unit and to any common stock or warrant included in each unit, respectively.

We may issue units in such amounts and in such distinct series as we determine.

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby in one or more of the following ways from time to time:

●	through agents to the public or to investors;

●	to one or more underwriters for resale to the public or to investors;

●	to the extent we are eligible, in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

●	directly to investors in privately negotiated transactions;

●	directly to a purchaser pursuant to what is known as an “equity line of credit” as described below; or

●	through a combination of these methods of sale.

The securities that we distribute by any of these methods may be sold, in one or more transactions, at:

●	a fixed price or prices, which may be changed;

●	market prices prevailing at the time of sale;

●	prices related to prevailing market prices;

●	upon the exercise of warrants; or

●	negotiated prices.

The accompanying prospectus supplement will describe the terms of the offering of our securities, including:

●	the name or names of any agents or underwriters;

●	any securities exchange or market on which the common stock may be listed;

●	the purchase price and commission, if any, to be paid in connection with the sale of the securities being offered and the proceeds we will receive from the sale;

●	any options pursuant to which underwriters may purchase additional securities from us;

●	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

●	any public offering price; and

●	any discounts or concessions allowed or reallowed or paid to dealers.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of the sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all the securities offered by the prospectus supplement. We may change from time to time the public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If we use a dealer in the sale of the securities being offered pursuant to this prospectus or any prospectus supplement, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The names of the dealers and the terms of the transaction will be specified in a prospectus supplement.

We may sell the securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, any agent will act on a best-efforts basis for the period of its appointment.

We may also sell securities pursuant to an “equity line of credit”. In such event, we will enter into a common stock purchase agreement with the purchaser to be named therein, which will be described in a Current Report on Form 8-K that we will file with the SEC. In that Form 8-K, we will describe the total amount of securities that we may require the purchaser to purchase under the purchase agreement and the other terms of purchase, and any rights that the purchaser is granted to purchase securities from us. In addition to our issuance of shares of common stock to the equity line purchaser pursuant to the purchase agreement, this prospectus (and the applicable prospectus supplement or post-effective amendment to the registration statement of which this prospectus forms a part) also covers the resale of those shares from time to time by the equity line purchaser to the public. The equity line purchaser will be considered an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act. Its resales may be effected through a number of methods, including without limitation, ordinary brokerage transactions and transactions in which the broker solicits purchasers and block trades in which the broker or dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction. The equity line purchaser will be bound by various anti-manipulation rules of the SEC and may not, for example, engage in any stabilization activity in connection with its resales of our securities and may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

We may sell our securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of our common stock, and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may provide underwriters and agents with indemnification against civil liabilities related to offerings pursuant to this prospectus, including liabilities under the Securities Act, or contribution with respect to payments that the underwriters or agents may make with respect to these liabilities. Underwriters and agents may engage in transactions with, or perform services for, us in the ordinary course of business. We will describe such relationships in the prospectus supplement naming the underwriter or agent and the nature of any such relationship.

Rules of the SEC may limit the ability of any underwriters to bid for or purchase securities before the distribution of the shares of common stock is completed. However, underwriters may engage in the following activities in accordance with the rules:

●	Stabilizing transactions — Underwriters may make bids or purchases for the purpose of pegging, fixing or maintaining the price of the shares, so long as stabilizing bids do not exceed a specified maximum.

●	Options to purchase additional stock and syndicate covering transactions — Underwriters may sell more shares of our common stock than the number of shares that they have committed to purchase in any underwritten offering. This creates a short position for the underwriters. This short position may involve either “covered” short sales or “naked” short sales. Covered short sales are short sales made in an amount not greater than the underwriters’ option to purchase additional shares in any underwritten offering. The underwriters may close out any covered short position either by exercising their option or by purchasing shares in the open market. To determine how they will close the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market, as compared to the price at which they may purchase shares through their option. Naked short sales are short sales in excess of the option. The underwriters must close out any naked position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that, in the open market after pricing, there may be downward pressure on the price of the shares that could adversely affect investors who purchase shares in the offering.

●	Penalty bids — If underwriters purchase shares in the open market in a stabilizing transaction or syndicate covering transaction, they may reclaim a selling concession from other underwriters and selling group members who sold those shares as part of the offering.

Similar to other purchase transactions, an underwriter’s purchases to cover the syndicate short sales or to stabilize the market price of our common stock may have the effect of raising or maintaining the market price of our common stock or preventing or mitigating a decline in the market price of our common stock. As a result, the price of the shares of our common stock may be higher than the price that might otherwise exist in the open market. The imposition of a penalty bid might also have an effect on the price of shares if it discourages resales of the shares.

If commenced, the underwriters may discontinue any of these activities at any time.

Our common stock is traded on Nasdaq and on TASE. One or more underwriters may make a market in our common stock, but the underwriters will not be obligated to do so and may discontinue market making at any time without notice. We cannot give any assurance as to liquidity of the trading market for our common stock.

Any underwriters who are qualified market makers on Nasdaq may engage in passive market making transactions in that market in the common stock in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum commission or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

LEGAL MATTERS

Sullivan & Worcester LLP, New York, New York, passed upon the validity of the securities offered hereby.

EXPERTS

The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended August 31, 2020 have been so incorporated in reliance on the report of Kesselman & Kesselman, Certified Public Accountants (Isr.), a member firm of PricewaterhouseCoopers International Limited, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are filing a registration statement on Form S-3 under the Securities Act with the SEC with respect to the shares of our common stock, warrants and units offered through this prospectus. This prospectus is filed as a part of that registration statement and does not contain all of the information contained in the registration statement and exhibits. We refer you to our registration statement and each exhibit attached to it for a more complete description of matters involving us, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials.

We are subject to the reporting and information requirements of the Exchange Act and as a result file periodic reports and other information with the SEC. You can review our SEC filings and the registration statement by accessing the SEC’s internet site at http://www.sec.gov. We maintain a corporate website at https://www.oramed.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

INCORPORATION OF DOCUMENTS BY REFERENCE

We are “incorporating by reference” certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information in the documents incorporated by reference is considered to be part of this prospectus. Statements contained in documents that we file with the SEC and that are incorporated by reference in this prospectus will automatically update and supersede information contained in this prospectus, including information in previously filed documents or reports that have been incorporated by reference in this prospectus, to the extent the new information differs from or is inconsistent with the old information.

We have filed or may file the following documents with the SEC. These documents are incorporated herein by reference as of their respective dates of filing:

(1)	Our Annual Report on Form 10-K for the fiscal year ended August 31, 2020, as filed with the SEC on November 24, 2020;

(2)	Our Quarterly Report on Form 10-Q for the quarterly periods ended November 30, 2020, February 28, 2021 and May 31, 2021 as filed with the SEC on January 14, 2021, April 13, 2021 and July 14, 2021, respectively;

(3)	Our Current Reports on Form 8-K, as filed with the SEC on September 9, 2020; September 18, 2020; December 1, 2020; December 2, 2020; March 19, 2021 (Items 1.01 and 8.01 and Exhibits 10.1 and 10.2 only); March 23, 2021; May 10, 2021; May 25, 2021; June 16, 2021; and July 15, 2021; and

(4)	The description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on February 7, 2013, including any amendments and reports filed for the purpose of updating such description.

All documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (1) after the date of the filing of the registration statement of which this prospectus forms a part and prior to its effectiveness and (2) until all of the securities to which this prospectus relates has been sold or the offering is otherwise terminated, except in each case for information contained in any such filing where we indicate that such information is being furnished and is not to be considered “filed” under the Exchange Act, will be deemed to be incorporated by reference in this prospectus and any accompanying prospectus supplement and to be a part hereof from the date of filing of such documents.

We will provide a copy of the documents we incorporate by reference, at no cost, to any person who receives this prospectus. To request a copy of any or all of these documents, you should write or telephone us at 1185 Avenue of the Americas, Third Floor, New York, New York 10036, Attention: David Silberman, (844) 967-2633.

Subject to completion. Dated July 15, 2021.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS

Up to $100,000,000

COMMON STOCK

Oramed Pharmaceuticals Inc. has entered into an equity distribution agreement, dated July 15, 2021, or the equity distribution agreement, with Canaccord Genuity LLC, or Canaccord Genuity, relating to shares of our common stock offered by this prospectus. In accordance with the terms of the equity distribution agreement, we may, through Canaccord Genuity, from time to time offer and sell shares of our common stock having an aggregate offering price of up to $100,000,000. On June 16, 2021, we and Canaccord Genuity had entered into a previous equity distribution agreement, or the June 2021 equity distribution agreement, pursuant to which we could, through Canaccord Genuity, from time to time offer and sell shares of our common stock having an aggregate offering price of up to $28,000,000. From June 16, 2021 through July 14, 2021, we sold an aggregate of 837,419 shares of common stock pursuant to the June 2021 equity distribution agreement for aggregate gross proceeds of $10,987,000, and as a result an aggregate of $17,013,000 remains available for sale under the June 2021 equity distribution agreement in addition to the up to $100,000,000 being offered pursuant to this prospectus.

Our common stock is listed on The Nasdaq Capital Market under the symbol “ORMP.”  On July 13, 2021, the last reported sale price of our common stock on The Nasdaq Capital Market was $13.60 per share. Our common stock is also listed on the Tel Aviv Stock Exchange under the symbol “ORMP.”

Sales of shares of our common stock, if any, under this prospectus may be made in sales deemed to be “at the market offerings” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, or the Securities Act. Canaccord Genuity will act as a sales agent on a best efforts basis using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between Canaccord Genuity and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The compensation to Canaccord Genuity for sales of shares of our common stock sold pursuant to the equity distribution agreement is an aggregate of 3.0% of the gross proceeds of the sales price per share. In connection with the sales of shares of our common stock on our behalf, Canaccord Genuity will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of Canaccord Genuity will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Canaccord Genuity with respect to certain liabilities, including liabilities under the Securities Act.

Investing in our securities involves a high degree of risk. See “Risk Factors” on page 3 of this prospectus and the corresponding sections in the accompanying prospectus, in our Annual Report on Form 10-K for our fiscal year ended August 31, 2020 and our subsequent filings with the SEC under the Securities Exchange Act of 1934, as amended, or the Exchange Act, which are incorporated by reference into this prospectus.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Canaccord Genuity

The date of this prospectus is          , 2021.

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About this Prospectus

This prospectus relates to the offering of our common stock. Before buying any of the common stock that we are offering, we urge you to carefully read this prospectus, together with the accompanying base prospectus and the information incorporated by reference as described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus, and any free writing prospectus or prospectus that we have authorized for use in connection with this offering. These documents contain important information that you should consider when making your investment decision.

This prospectus describes the terms of this offering of common stock and also adds to and updates information contained in the documents incorporated by reference into this prospectus. To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any document incorporated by reference into this prospectus that was filed with the Securities and Exchange Commission, or SEC, before the date of this prospectus, on the other hand, you should rely on the information in this prospectus. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference into this prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.

You should rely only on the information contained in or incorporated by reference into this prospectus and the accompanying prospectus. We have not, and Canaccord Genuity has not, authorized anyone to provide you with information that is different. This prospectus is not an offer to sell or solicitation of an offer to buy our securities in any circumstances under which the offer or solicitation is unlawful. We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. You should not assume that the information we have included in this prospectus or the accompanying prospectus is accurate as of any date other than the date of this prospectus or the accompanying prospectus, respectively, or that any information we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or of any of our securities. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless the context otherwise requires, all references in this prospectus to “we,” “our,” “Oramed” and “us” refer to Oramed Pharmaceuticals Inc. and our wholly-owned subsidiaries. Our name and logo and the names of our products are our trademarks or registered trademarks.

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Special Note Regarding Forward-Looking Information

This prospectus, the accompanying prospectus and the documents we incorporate by reference herein and therein contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws, regarding our business, clinical trials, clinical studies, financial condition, expenditures, results of operations and prospects. Words such as “expects,” “anticipates,” “intends,” “plans,” “planned expenditures,” “believes,” “seeks,” “estimates,” “consider” and similar expressions or variations of such words are intended to identify forward-looking statements, but are not deemed to represent an all-inclusive means of identifying forward-looking statements as denoted in this prospectus, the accompanying prospectus and the documents we incorporate by reference herein and therein. Additionally, statements concerning future matters are forward-looking statements. For example, this prospectus states that Canaccord Genuity may sell shares of our common stock having an aggregate sales price of up to $100,000,000. In fact, such sales are subject to various conditions and contingencies as are customary in at the market offerings in the United States and may be impacted by market conditions. If these conditions are not satisfied, the specified contingencies do not occur or market conditions are not favorable, Canaccord Genuity may sell fewer shares or none at all. This prospectus also states that the proceeds will be used for expenses primarily related to general corporate purposes, including general working capital purposes and the repayment of outstanding indebtedness, if any. If our needs change, we may use the proceeds from the offering in other ways.

Although forward-looking statements in this prospectus, the accompanying prospectus and the documents we incorporate by reference herein and therein reflect the good faith judgment of our management, such statements can only be based on facts and factors known by us as of such date. Consequently, forward-looking statements are inherently subject to risks and uncertainties and actual results and outcomes may differ materially from the results and outcomes discussed in or anticipated by the forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, without limitation, those specifically addressed under the heading “Risk Factors” herein, in the accompanying prospectus and in the documents we incorporate by reference herein and therein, as well as those discussed elsewhere in this prospectus and the accompanying prospectus. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus, the accompanying prospectus or the respective documents incorporated by reference herein or therein, as applicable. Except as required by law, we undertake no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of such forward-looking statements. Readers are urged to carefully review and consider the various disclosures made throughout the entirety of this prospectus, the accompanying prospectus and the documents incorporated by reference herein and therein, which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operations and prospects.

iii

Prospectus Summary

This summary highlights information contained elsewhere or incorporated by reference into this prospectus and the accompanying prospectus. This summary does not contain all of the information that you should consider before investing in our securities. You should carefully read this entire prospectus and the accompanying prospectus, including the “Risk Factors” sections, on page 3 of this prospectus, page 3 of the accompanying prospectus and beginning on page 13 of our Annual Report on Form 10-K for the fiscal year ended August 31, 2020, as well as the financial statements and the other information incorporated by reference herein, before making an investment decision.

Overview

We are a pharmaceutical company currently engaged in the research and development of innovative pharmaceutical solutions, including an oral insulin capsule to be used for the treatment of individuals with diabetes, and the use of orally ingestible capsules or pills for delivery of other polypeptides. In addition, we are engaged in the research and development of an oral vaccine for COVID-19 through our 63% owned subsidiary, Oravax Medical Inc.

Corporate Information

We were incorporated in the State of Nevada on April 12, 2002 and reincorporated from the State of Nevada to the State of Delaware on March 11, 2011. Since 2007, we have operated a wholly owned research and development subsidiary based in Israel called Oramed Ltd. Our principal offices are located at 1185 Avenue of the Americas, Third Floor, New York, New York 10036, our telephone number is (844) 967-2633 and our website address is www.oramed.com. This website is not a part of this prospectus and should not be deemed “filed” under the Exchange Act.

1

The Offering

Issuer	Oramed Pharmaceuticals Inc.

Shares of our common stock offered	Shares having an aggregate offering price of up to $100,000,000.

Manner of offering	“At the market offering” of shares of our common stock. The sales of shares of our common stock under this prospectus, if any, may be made directly on The Nasdaq Capital Market, or through a market maker other than on an exchange. With our prior written consent, sales may also be made in negotiated transactions and/or any other method permitted by law. See “Plan of Distribution” on page 6 of this prospectus.

Use of proceeds	We intend to use the net proceeds from this offering, if any, for expenses primarily related to general corporate purposes, including general working capital purposes and the repayment of outstanding indebtedness, if any. See “Use of Proceeds” on page 4.

Risk factors	See “Risk Factors” on page 3 of this prospectus and page 3 of the accompanying prospectus and in our Annual Report on Form 10-K for our fiscal year ended August 31, 2020 and our subsequent filings with the SEC under the Exchange Act, which are incorporated by reference into this prospectus, for a discussion of the risks you should carefully consider before deciding to invest in our securities.

Listing on Nasdaq Capital Market and Tel Aviv Stock Exchange	Our common stock is listed on The Nasdaq Capital Market and the Tel Aviv Stock Exchange under the symbol “ORMP.”

2

Risk Factors

An investment in our common stock involves significant risks. You should carefully consider the following risk factors, in addition to the risk factors contained in in our filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended August 31, 2020, as well as all of the information contained in this prospectus, the accompanying prospectus and the documents incorporated by reference herein or therein, as well as any amendment or update to our risk factors reflected in subsequent filings with the SEC, before you decide to invest in our common stock. Our business, prospects, financial condition and results of operations may be materially and adversely affected as a result of any of such risks. The value of our common stock could decline as a result of any of these risks. You could lose all or part of your investment in our common stock. Some of our statements in sections entitled “Risk Factors” are forward-looking statements. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, prospects, financial condition and results of operations.

Risks Related to this Offering

Management will have broad discretion as to the use of any proceeds from this offering, and we may not use the proceeds effectively.

Our management will have broad discretion with respect to the use of any proceeds of this offering, including for any of the purposes described in “Use of Proceeds.” You will be relying on the judgment of our management regarding the application of any proceeds of this offering. The results and effectiveness of the use of proceeds are uncertain, and we could spend the proceeds in ways that you do not agree with or that do not improve our results of operations or enhance the value of our common stock. Our failure to apply these funds effectively could have a material adverse effect on our business, delay the development of our product candidates and cause the price of our common stock to decline.

It is not possible to predict the aggregate proceeds resulting from sales made under the equity distribution agreement.

Subject to certain limitations in the equity distribution agreement and compliance with applicable law, we have the discretion to deliver a placement notice to Canaccord Genuity at any time throughout the term of the equity distribution agreement. The number of shares that are sold through Canaccord Genuity after delivering a placement notice will fluctuate based on a number of factors, including the market price of our common stock during the sales period, any limits we may set with Canaccord Genuity in any applicable placement notice and the demand for our common stock. Because the price per share of each share sold pursuant to the equity distribution agreement will fluctuate over time, it is not currently possible to predict the aggregate proceeds to be raised in connection with sales under the equity distribution agreement.

The common stock offered hereby will be sold in “at-the-market offerings” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and accordingly may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices and number of shares sold in this offering. In addition, subject to the final determination by our board of directors or any restrictions we may place in any applicable placement notice, there is no minimum or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

If you purchase our common stock in this offering, you may incur immediate and substantial dilution in the book value of your shares.

The offering price per share of common stock in this offering may exceed the net tangible book value per share of our common stock outstanding prior to this offering. Therefore, if you purchase common stock in this offering, you may pay a price per share that exceeds our pro forma as adjusted net tangible book value per share of common stock. Assuming that an aggregate of $100,000,000 of shares of our common stock are sold at an assumed offering price of $13.60 per share, the last reported sale price of our common stock on The Nasdaq Capital Market on July 13, 2021, and after deducting commissions and estimated offering expenses payable by us, you would experience immediate dilution of $8.89 per share, representing the difference between our pro forma as adjusted net tangible book value per share as of May 31, 2021, after giving effect to this offering, and the assumed offering price. To the extent outstanding options or warrants are exercised, you will experience further dilution. See the section titled “Dilution” below for a more detailed illustration of the dilution you would incur if you participate in this offering. Because the sales of the shares offered hereby will be made directly into the market, the prices at which we sell these shares will vary and these variations may be significant. Purchasers of the shares we sell, as well as our existing stockholders, will experience significant dilution if we sell shares at prices significantly below the price at which they invested.

3

We may sell additional shares of our common stock to fund our operations, which sales may occur during or immediately after sales pursuant to this offering are commenced, which would result in dilution to our stockholders.

In order to raise additional funds to support our operations, we may sell additional shares of our common stock, which would result in dilution to all our stockholders that may adversely impact our business. See “Dilution” below for a more detailed illustration of the dilution you would incur if you participate in this offering. In particular, at any time, including during the pendency of this offering, we may sell additional shares of our common stock, other than pursuant to this offering, in amounts that may be material to us, which may be in amounts that are equal to or greater than the size of this offering, including, without limitation, through underwritten public offerings, privately negotiated transactions, block trades, or any combination of the above, subject, in certain circumstances, to the consent of Canaccord Genuity. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock or other securities convertible into or exchangeable for our common stock in future transactions may be higher or lower than the price per share in this offering.

Use of Proceeds

We intend to use the net proceeds from this offering, if any, for expenses primarily related to general corporate purposes, including general working capital purposes and the repayment of outstanding indebtedness, if any. The amounts and timing of the expenditures may vary significantly depending on numerous factors, such as the progress of our clinical trials. Pending the use of the net proceeds, we intend to invest the net proceeds in accordance with our investment policy, as amended from time to time.

Dividend Policy

We have never paid any cash dividends on our capital stock and do not anticipate paying any cash dividends on our common stock in the foreseeable future. We intend to retain any future earnings to fund ongoing operations and future capital requirements of our business. Any future determination to pay cash dividends will be at the discretion of our board of directors and will be dependent upon our financial condition, results of operations, capital requirements and such other factors as our board of directors deems relevant.

4

Dilution

If you purchase shares of our common stock in this offering, your interest will be diluted to the extent of the difference between the public offering price per share and the net tangible book value per share of our common stock after this offering. Our net tangible book value as of May 31, 2021, was approximately $69,195,000, or approximately $2.27 per share. Net tangible book value per share is equal to total tangible assets minus the sum of total liabilities divided by the total number of shares outstanding. Pro forma net tangible book value as of May 31, 2021, was approximately $90,760,000, or $2.79 per share, after giving effect to the issuance of 1,450,673 shares in connection with sales under our December 1, 2020 equity distribution agreement with Canaccord Genuity and June 2021 equity distribution agreement after such date and in connection with 540,050 warrants that were exercised after such date.

After giving effect to the sales of additional shares of our common stock during the term of the equity distribution agreement with Canaccord Genuity in the aggregate amount of $100,000,000 at an assumed offering price of $13.60 per share, the last reported sale price of our common stock on The Nasdaq Capital Market on July 13, 2021, and after deducting commissions and estimated aggregate offering expenses payable by us, our pro forma as adjusted net tangible book value as of May 31, 2021 would have been $187,640,000, or $4.71 per share. This amount represents an immediate increase in net tangible book value to existing shareholders of $1.92 per share and an immediate dilution in net tangible book value of $8.89 per share to purchasers of shares of our common stock in this offering, as illustrated in the following table:

Assumed public offering price per share		$13.60
Pro forma net tangible book value per share as of May 31, 2021	$2.79
Increase in net tangible book value per share after giving effect to this offering	$1.92

Pro forma as adjusted net tangible book value per share as of May 31, 2021		$4.71

Dilution in net tangible book value per share to new investors		$8.89

The table above assumes for illustrative purposes that an aggregate of 7,352,941 shares of our common stock are sold during the term of the equity distribution agreement with Canaccord Genuity at a sales price of $13.60 per share, the last reported sale price of our common stock on The Nasdaq Capital Market on July 13, 2021, for aggregate gross proceeds of $100,000,000. In fact, the shares of our common stock subject to the equity distribution agreement with Canaccord Genuity will be sold, if at all, from time to time at prices that may vary. An increase of $1.00 per share in the price at which the shares are sold from the assumed offering price of $13.60 per share shown in the table above, assuming all shares of our common stock are sold at that price, in the aggregate amount of $100,000,000, during the term of the equity distribution agreement with Canaccord Genuity, would increase our pro forma as adjusted net tangible book value per share after the offering to $4.77 per share and would increase the dilution in net tangible book value per share to new investors in this offering to $9.83 per share, after deducting commissions and estimated aggregate offering expenses payable by us. A decrease of $1.00 per share in the price at which the shares of our common stock are sold from the assumed offering price of $13.60 per share shown in the table above, assuming all of our shares of common stock are sold at that price, in the aggregate amount of $100,000,000, during the term of the equity distribution agreement with Canaccord Genuity, would decrease our adjusted net tangible book value per share after the offering to $4.64 per share and would decrease the dilution in net tangible book value per share to new investors in this offering to $7.96 per share, after deducting commissions and estimated aggregate offering expenses payable by us. This information is supplied for illustrative purposes only.

The discussion and table above are based on 30,523,422 shares of our common stock outstanding as of May 31, 2021 and exclude as of that date:

●	2,008,149 shares of our common stock issuable upon exercise of outstanding stock options under our stock incentive plan at a weighted average exercise price of $4.99 per share, with 1,645,354 shares of common stock remaining available for future grant under such plan;

●	2,274,302 shares of our common stock issuable upon exercise of outstanding warrants at a weighted average exercise price of $6.98 per share; and

●	874,636 shares of our common stock issuable upon settlement of restricted stock units.

The table above assumes no exercise of outstanding options or warrants prior to this offering or issued but unvested restricted stock units. To the extent that options or warrants are exercised, there will be further dilution to new investors.

To the extent that outstanding options or warrants outstanding as of May 31, 2021 have been or may be exercised or unvested restricted stock units have been or may be issued, investors purchasing our common stock in this offering may experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

5

Plan of Distribution

We have entered into the equity distribution agreement with Canaccord Genuity, under which we may issue and sell from time to time shares of our common stock having an aggregate gross sales price of up to $100,000,000 through Canaccord Genuity, acting as our sales agent for the offer and sale of the common stock. On June 16, 2021, we and Canaccord Genuity had entered into the June 2021 equity distribution agreement, pursuant to which we could, through Canaccord Genuity, from time to time offer and sell shares of our common stock having an aggregate offering price of up to $28,000,000. From June 16, 2021 through July 14, 2021, we sold an aggregate of 837,419 shares of common stock pursuant to the June 2021 equity distribution agreement for aggregate gross proceeds of $10,987,000, and as a result an aggregate of $17,013,000 remains available for sale under the June 2021 equity distribution agreement in addition to the $100,000,000 being offered pursuant to this prospectus.

Sales of our common stock, if any, will be made through ordinary brokers’ transactions at market prices by methods deemed to be an “at-the-market offering” as defined in Rule 415 promulgated under the Securities Act, including sales made directly on The Nasdaq Capital Market, on any other existing trading market for our common stock, or to or through a market maker other than on an exchange. Canaccord Genuity may also sell our common stock hereunder by any other method permitted by law, including in privately negotiated transactions.

Upon delivery of a placement notice, Canaccord Genuity may offer our common stock subject to the terms and conditions of the equity distribution agreement on a daily basis or as otherwise agreed upon by us and Canaccord Genuity. We will designate the maximum amount of common stock to be sold through Canaccord Genuity on a daily basis or otherwise determine such maximum amount together with Canaccord Genuity. Subject to the terms and conditions of the equity distribution agreement, Canaccord Genuity will use its commercially reasonable efforts to sell on our behalf all of the shares of common stock requested to be sold by us. We may instruct Canaccord Genuity not to sell common stock if the sales cannot be effected at or above the price designated by us in any such instruction. We or Canaccord Genuity may suspend the offering of our common stock being made through Canaccord Genuity under the equity distribution agreement upon proper notice to the other party and subject to other conditions.

We will pay Canaccord Genuity commissions, in cash, for its services in acting as agent in the sale of our common stock. The aggregate compensation payable to Canaccord Genuity shall be equal to 3.0% of the gross sales price per share of all shares sold through it as agent under the equity distribution agreement. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. In addition, we have agreed to reimburse a portion of the expenses of Canaccord Genuity in connection with this offering up to a maximum of $60,000. We estimate that the total expenses of the offering payable by us, excluding commissions payable to Canaccord Genuity under the equity distribution agreement, will be approximately $120,000.

Settlement for sales of common stock will occur on the second trading day following the date on which any sales are made (or such earlier day as is industry practice for regular-way trading), in return for payment of the net proceeds to us. Sales of our common stock as contemplated in this prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and Canaccord Genuity may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

Canaccord Genuity will use its commercially reasonable efforts, consistent with its sales and trading practices, to solicit offers to purchase shares of common stock under the terms and subject to the conditions set forth in the equity distribution agreement. In connection with the sales of our common stock on our behalf, Canaccord Genuity will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation to Canaccord Genuity will be deemed to be underwriting commissions or discounts. We have also agreed in the equity distribution agreement to provide indemnification and contribution to Canaccord Genuity with respect to certain liabilities, including liabilities under the Securities Act.

The offering of our common stock pursuant to the equity distribution agreement will terminate automatically upon the sale of all shares of our common stock subject to the equity distribution agreement or as otherwise permitted therein. We and Canaccord Genuity may each terminate the equity distribution agreement at any time upon five days’ prior written notice.

Any portion of the $100,000,000 included in this prospectus that is not previously sold or included in an active placement notice pursuant to the equity distribution agreement is available for sale in other offerings pursuant to the accompanying base prospectus, subject to the limitations set forth in General Instruction I.B.6. of Form S-3, if applicable.

Our common stock is listed on The Nasdaq Capital Market and the Tel Aviv Stock Exchange under the symbol “ORMP” and on the Tel Aviv Stock Exchange under the symbol “ORMP.”

Canaccord Genuity and its affiliates may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, Canaccord Genuity will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus.

Canaccord Genuity may distribute this prospectus and the accompanying prospectus electronically.

6

Legal Matters

The validity of the securities offered hereby will be passed upon for us by Sullivan & Worcester LLP, Boston, Massachusetts. Goodwin Procter LLP, New York, New York, is acting as counsel for Canaccord Genuity in connection with this offering.

Experts

The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended August 31, 2020 have been so incorporated in reliance on the report of Kesselman & Kesselman, Certified Public Accountants (Isr.), a member firm of PricewaterhouseCoopers International Limited, an independent registered public accounting firm, and given on the authority of said firm as experts in auditing and accounting.

Where You Can Find More Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC, as required by the Exchange Act. You can review our electronically filed reports, proxy and information statements, and other information regarding us on the SEC’s website at http://www.sec.gov. The information contained on the SEC’s website is expressly not incorporated by reference into this prospectus.

Our SEC filings are also available on our website, www.oramed.com. The content of our website and any information that is linked to or accessible from our website (other than our filings with the SEC that are expressly incorporated by reference, as set forth under “Incorporation of Certain Documents by Reference” in this prospectus) is not incorporated by reference into this prospectus or the accompanying prospectus, and you should not consider it a part of this prospectus or the accompanying prospectus.

We have filed this prospectus with the SEC as part of registration statements on Form S-3 under the Securities Act. This prospectus does not contain all of the information set forth in the registration statements because some parts of the registration statements are omitted in accordance with the rules and regulations of the SEC. You can obtain copies of the registration statements from the SEC at the address listed above or from the SEC’s website.

7

Incorporation of Certain Documents by Reference

We are “incorporating by reference” certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information in the documents incorporated by reference is considered to be part of this prospectus. Statements contained in documents that we file with the SEC and that are incorporated by reference in this prospectus will automatically update and supersede information contained in this prospectus, including information in previously filed documents or reports that have been incorporated by reference in this prospectus.

We have filed or may file the following documents with the SEC. These documents are incorporated herein by reference as of their respective dates of filing:

●	Our Annual Report on Form 10-K for the fiscal year ended August 31, 2020, as filed with the SEC on November 24, 2020;

●	Our Quarterly Reports on Form 10-Q for the quarterly periods ended November 30, 2020, February 28, 2021, and May 31, 2021 as filed with the SEC on January 24, 2021; April 13, 2021; and July 14, 2021, respectively;

●	Our Current Reports on Form 8-K filed with the SEC on September 9, 2020; September 18, 2020; December 1, 2020; December 2, 2020; March 19, 2021 (Items 1.01 and 8.01 and Exhibits 10.1 and 10.2 only); March 23, 2021; May 10, 2021; May 25, 2021; June 16, 2021; and July 15, 2021; and

●	The description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on February 7, 2013, including any amendments and reports filed for the purpose of updating such description.

All documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until all of the common stock to which this prospectus relates has been sold or the offering is otherwise terminated, except in each case for information contained in any such filing where we indicate that such information is being furnished and is not to be considered “filed” under the Exchange Act, will be deemed to be incorporated by reference in this prospectus and the accompanying prospectus and to be a part hereof from the date of filing of such documents.

We will provide a copy of the documents we incorporate by reference, at no cost, to any person who receives this prospectus. To request a copy of any or all of these documents, you should write or telephone us at 1185 Avenue of the Americas, Third Floor, New York, New York 10036, Attention: David Silberman, (844) 967-2633.

8

Up to $100,000,000 Common Stock

PROSPECTUS

Canaccord Genuity

          , 2021

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following is a statement of approximate expenses to be incurred by Oramed Pharmaceuticals Inc., or the Company, we, us or our, in connection with the distribution of the securities registered under this registration statement:

Amount
Registration fee under Securities Act of 1933	$27,275
Legal fees and expenses	$10,000
Accountant’s fees and expenses	$6,000
Miscellaneous fees and expenses	$1,725
Total	$45,000

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Delaware law generally permits us to indemnify our directors, officers, employees and agents. A Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. With respect to actions by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit is brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper. To the extent that a former or present director or officer is successful, on the merits or otherwise, in defense of any action, suit, or proceeding subject to the Delaware corporate statute’s indemnification provisions, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Delaware law provides that expenses incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined that he or she is not entitled to be indemnified by the corporation. A Delaware corporation has the discretion to decide whether or not to advance expenses, unless provided otherwise in its certificate of incorporation or by-laws.

Our Second Amended and Restated By-laws provide that we shall indemnify our directors and officers to the fullest extent authorized under Delaware law, and that we will advance expenses to any officer or director in advance of the final disposition of the proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined that he or she is not entitled to be indemnified by us.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, or the Securities Act, may be permitted to directors, officers and controlling persons of the Company under Delaware law or otherwise, the Company has been advised that the opinion of the Securities and Exchange Commission, or the SEC, is that such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

We entered into indemnification agreements with our directors and officers pursuant to which we agreed to indemnify each director and officer for any liability he or she may incur by reason of the fact that he or she serves as our director or officer, to the maximum extent permitted by law.

We maintain standard policies of insurance that provide coverage to our directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act.

ITEM 16.	EXHIBITS.

The exhibits filed with this registration statement are set forth on the “Exhibit Index” set forth elsewhere herein.

ITEM 17.	UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(A) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (A)(1)(i), (A)(1)(ii) and (A)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(B) That, for the purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(C) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on July 15, 2021.

ORAMED PHARMACEUTICALS INC.

By:	/s/ Nadav Kidron
Nadav Kidron
President and Chief Executive Officer

POWERS OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints each of Nadav Kidron and David Silberman, and each of them acting singly, as his or her true and lawful attorney-in-fact and agent, each with full power of substitution, for the undersigned in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Nadav Kidron		July 15, 2021
Nadav Kidron	President, Chief Executive Officer and Director (principal executive officer)

/s/ David Silberman		July 15, 2021
David Silberman	Chief Financial Officer, Treasurer and Secretary (principal financial and accounting officer)

/s/ Aviad Friedman		July 15, 2021
Aviad Friedman	Director

/s/ Dr. Miriam Kidron		July 15, 2021
Dr. Miriam Kidron	Director

/s/ Dr. Arie Mayer		July 15, 2021
Dr. Arie Mayer	Director

/s/ Kevin Rakin		July 15, 2021
Kevin Rakin	Director

/s/ Leonard Sank		July 15, 2021
Leonard Sank	Director

July 15, 2021
Gao Xiaoming	Director

EXHIBIT INDEX

Exhibit No.	Description
1.1**	Form of equity Underwriting Agreement in connection with the offering of any securities.
1.2	Equity Distribution Agreement, dated July 15, 2021, by and between the Company and Canaccord Genuity LLC (incorporated by reference from our current report on Form 8-K filed July 15, 2021).
3.1	Composite Copy of Certificate of Incorporation, as amended as of January 22, 2013, corrected February 8, 2013, further amended July 25, 2014, corrected September 5, 2017 and as further amended as of August 3, 2020 (incorporated by reference from our annual report on Form 10-K filed November 24, 2020).
3.2	Second Amended and Restated By-laws (incorporated by reference from our current report on Form 8-K filed July 15, 2021).
4.1	Specimen Common Stock Certificate (incorporated by reference from our registration statement on Form S-1 filed February 1, 2013).
4.2	Description of Securities (incorporated by reference from our annual report on Form 10-K filed November 24, 2020).
4.3	Form of Common Stock Purchase Warrant (incorporated by reference from our current report on Form 8-K filed July 5, 2018).
4.4**	Form of Warrant Agreement, including form of Warrant.
5.1*	Opinion of Sullivan & Worcester LLP.
23.1*	Consent of Kesselman & Kesselman, Independent Registered Public Accounting Firm.
23.2*	Consent of Sullivan & Worcester LLP (contained in Exhibit 5.1).
24.1*	Powers of Attorney (included in the signature pages hereto).

*	Filed herewith.
**	To be filed by amendment or incorporated by reference in connection with the offering of any securities, as appropriate.